RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS6 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS6

 $ 2,668,540                          0.00%              CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 21, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 21, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  -------------
499 or less ..............................              14  $  1,658,561          0.96%  $    118,469          85.10%
500 - 519 ................................               8     1,040,726          0.60        130,091          81.10
520 - 539 ................................              10     1,449,402          0.84        144,940          82.20
540 - 559 ................................              12     1,893,669          1.09        157,806          76.72
560 - 579 ................................              15     2,138,967          1.23        142,598          72.59
580 - 599 ................................              11     2,603,584          1.50        236,689          66.97
600 - 619 ................................              21     3,801,500          2.19        181,024          77.58
620 - 639 ................................              36     5,617,784          3.24        156,050          75.99
640 - 659 ................................              46     8,600,200          4.96        186,961          76.13
660 - 679 ................................              58     9,283,518          5.35        160,061          71.53
680 - 699 ................................             112    18,950,034         10.93        169,197          75.49
700 - 719 ................................             104    15,923,107          9.18        153,107          71.82
720 - 739 ................................             113    17,716,590         10.22        156,784          75.17
740 - 759 ................................             139    20,155,358         11.62        145,003          72.00
760 - 779 ................................             124    19,241,522         11.10        155,174          70.57
780 - 799 ................................             147    27,295,939         15.74        185,687          69.47
800 or greater ...........................              92    15,061,497          8.69        163,712          65.55
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,062  $172,431,956         99.45%  $    162,365          72.25%
Not Available ............................               4       954,829          0.55        238,707          58.65
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652          72.18%
                                            ==============  ============  ============


         The minimum and maximum credit scores of the mortgage loans were 455 and 835, respectively, and the weighted average credit score of the mortgage loans was 722.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             615  $119,138,108         68.71%  $    193,721           718          72.41%
Second/Vacation ..........................              21     2,443,533          1.41        116,359           722          67.57
Non Owner-occupied .......................             430    51,805,144         29.88        120,477           731          71.86
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============

                                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             297  $ 42,486,104         24.50%  $    143,051           726          78.92%
Rate/Term Refinance ......................             295    48,479,826         27.96        164,338           729          68.72
Equity Refinance .........................             474    82,420,856         47.54        173,884           715          70.73
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============


                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             709  $117,693,069         67.88%  $    165,999           722          71.68%
Two-to-four family units .................             140    22,204,998         12.81        158,607           715          71.28
Planned Unit Developments (detached) .....             128    22,107,133         12.75        172,712           725          75.03
Condo Low-Rise (less than 5 stories) .....              58     6,669,648          3.85        114,994           737          71.99
Planned Unit Developments (attached) .....              21     3,157,322          1.82        150,349           703          78.49
Townhouse ................................               6       793,908          0.46        132,318           767          70.35
Condo High-Rise (9 stories or more) ......               2       333,120          0.19        166,560           786          68.20
Condotel (9 or more stories) .............               1       233,244          0.13        233,244           638          70.00
Condo Mid-Rise (5 to 8 stories) ..........               1       194,344          0.11        194,344           764          70.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alabama ..................................              14  $  1,268,871          0.73%  $     90,634           667          85.47%
Arkansas .................................               4       372,156          0.21         93,039           679          92.46
Arizona ..................................              52     5,929,921          3.42        114,037           734          78.59
California ...............................             232    55,414,812         31.96        238,857           740          67.67
Colorado .................................              33     5,596,398          3.23        169,588           687          79.08
Connecticut ..............................              17     4,497,629          2.59        264,566           744          65.16
District of Columbia .....................               3       403,139          0.23        134,380           687          69.26
Delaware .................................               1       135,039          0.08        135,039           768          75.00
Florida ..................................              76     9,170,446          5.29        120,664           712          74.94
Georgia ..................................              21     2,345,614          1.35        111,696           691          71.29
Hawaii ...................................               3       571,189          0.33        190,396           710          67.03
Idaho ....................................              26     3,137,226          1.81        120,663           734          77.59
Illinois .................................              21     2,545,467          1.47        121,213           716          77.93
Indiana ..................................              23     1,960,812          1.13         85,253           710          79.15
Kansas ...................................               4       429,379          0.25        107,345           700          75.97
Kentucky .................................               8       558,473          0.32         69,809           690          77.38
Louisiana ................................               6       612,200          0.35        102,033           612          82.45
Massachusetts ............................              17     3,191,403          1.84        187,730           694          59.78
Maryland .................................              24     3,778,413          2.18        157,434           701          76.34
Maine ....................................               1        61,735          0.04         61,735           545          90.00
Michigan .................................              26     3,349,243          1.93        128,817           718          73.88
Minnesota ................................              16     2,618,502          1.51        163,656           728          73.80
Missouri .................................              13     1,495,196          0.86        115,015           734          75.74
Mississippi ..............................               5       972,942          0.56        194,588           671          75.07
Montana ..................................               3       472,223          0.27        157,408           682          71.23
North Carolina ...........................              22     3,544,657          2.04        161,121           717          75.46
Nebraska .................................               2       194,624          0.11         97,312           750          80.10
New Hampshire ............................               2       340,394          0.20        170,197           745          90.00
New Jersey ...............................              24     4,314,448          2.49        179,769           736          70.79
New Mexico ...............................              17     2,215,316          1.28        130,313           716          75.68
Nevada ...................................              21     3,020,912          1.74        143,853           727          71.83
New York .................................              30     6,091,762          3.51        203,059           711          71.54
Ohio .....................................              17     1,797,748          1.04        105,750           678          76.05
Oklahoma .................................              11       638,982          0.37         58,089           724          79.66
Oregon ...................................              27     4,563,092          2.63        169,003           725          71.13
Pennsylvania .............................              21     2,012,565          1.16         95,836           725          76.51
Rhode Island .............................               1       132,423          0.08        132,423           761          80.00
South Carolina ...........................              12     1,308,351          0.75        109,029           669          85.06
Tennessee ................................               8       643,634          0.37         80,454           713          83.64
Texas ....................................             106    15,454,668          8.91        145,799           704          74.20
Utah .....................................              20     3,046,265          1.76        152,313           710          77.56
Virginia .................................              35     6,528,027          3.77        186,515           719          72.17
Vermont ..................................               4       531,817          0.31        132,954           716          63.67
Washington ...............................              32     5,414,697          3.12        169,209           733          74.51
Wisconsin ................................               3       308,996          0.18        102,999           748          73.63
Wyoming ..................................               2       394,980          0.23        197,490           723          63.31
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============

------------------------
         No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             598  $ 89,157,891         51.42%  $    149,093           723          74.80%
Reduced Documentation ....................             468    84,228,894         48.58        179,976           721          69.40
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============

         No more than 37.6% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.4% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.375 - 5.499 ............................               1  $    145,751          0.08%  $    145,751           805          18.00%
5.625 - 5.749 ............................               5     1,099,189          0.63        219,838           735          61.11
5.750 - 5.874 ............................              12     3,073,148          1.77        256,096           754          62.68
5.875 - 5.999 ............................              56    12,667,737          7.31        226,210           743          68.35
6.000 - 6.124 ............................              79    16,757,147          9.66        212,116           734          71.39
6.125 - 6.249 ............................              99    20,765,464         11.98        209,752           720          72.41
6.250 - 6.374 ............................             150    28,424,475         16.39        189,497           724          69.93
6.375 - 6.499 ............................             151    27,338,275         15.77        181,048           731          71.60
6.500 - 6.624 ............................             123    17,094,747          9.86        138,982           706          71.95
6.625 - 6.749 ............................              87    11,578,765          6.68        133,089           718          72.98
6.750 - 6.874 ............................              80     9,765,714          5.63        122,071           706          77.80
6.875 - 6.999 ............................              69     8,805,960          5.08        127,623           713          75.62
7.000 - 7.124 ............................              39     4,445,234          2.56        113,980           706          73.35
7.125 - 7.249 ............................              18     1,944,225          1.12        108,012           737          78.10
7.250 - 7.374 ............................              37     3,768,483          2.17        101,851           671          81.26
7.375 - 7.499 ............................              17     1,615,588          0.93         95,035           706          77.65
7.500 - 7.624 ............................              24     2,212,766          1.28         92,199           706          79.23
7.625 - 7.749 ............................              12     1,263,540          0.73        105,295           716          83.50
7.750 - 7.874 ............................               5       502,824          0.29        100,565           654          81.66
7.875 - 7.999 ............................               1        71,672          0.04         71,672           486          74.00
8.750 - 8.874 ............................               1        46,081          0.03         46,081           710          90.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============


         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3924% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.095 ....................................               1  $    145,751          0.08%  $    145,751           805          18.00%
5.345 ....................................               5     1,099,189          0.63        219,838           735          61.11
5.470 ....................................              12     3,073,148          1.77        256,096           754          62.68
5.595 ....................................              55    12,564,906          7.25        228,453           743          68.26
5.670 ....................................               1       102,831          0.06        102,831           712          79.00
5.720 ....................................              78    16,232,645          9.36        208,111           733          71.30
5.770 ....................................               1       524,502          0.30        524,502           782          74.00
5.845 ....................................              99    20,765,464         11.98        209,752           720          72.41
5.970 ....................................             150    28,424,475         16.39        189,497           724          69.93
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             402  $ 82,932,912         47.83%  $    206,301           729          70.12%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.283883369%.


                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             298  $ 20,932,722         12.07%  $     70,244           715          74.68%
100,001-200,000 ..........................             515    71,190,283         41.06        138,234           722          73.01
200,001-300,000 ..........................             132    30,541,849         17.61        231,378           721          70.89
300,001-400,000 ..........................              57    19,465,793         11.23        341,505           721          72.02
400,001-500,000 ..........................              40    17,429,841         10.05        435,746           726          69.31
500,001-600,000 ..........................              16     8,610,404          4.97        538,150           738          72.32
600,001-700,000 ..........................               6     3,715,607          2.14        619,268           712          71.83
700,001-800,000 ..........................               2     1,500,285          0.87        750,142           693          59.51
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652           722          72.18%
                                            ==============  ============  ============


                                                         ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01-50.00 ..............................              94  $ 14,672,455          8.46%  $    156,090            743
50.01-55.00 ..............................              34     6,634,149          3.83        195,122            744
55.01-60.00 ..............................              49     9,525,026          5.49        194,388            733
60.01-65.00 ..............................              61    10,689,858          6.17        175,244            733
65.01-70.00 ..............................             101    18,438,949         10.63        182,564            722
70.01-75.00 ..............................             178    34,221,692         19.74        192,257            728
75.01-80.00 ..............................             357    55,969,063         32.28        156,776            722
80.01-85.00 ..............................              27     3,200,941          1.85        118,553            705
85.01-90.00 ..............................             121    14,567,448          8.40        120,392            685
90.01-95.00 ..............................              44     5,467,204          3.15        124,255            672
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,066  $173,386,785        100.00%  $    162,652            722
                                            ==============  ============  ============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 72.18%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                 FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      85       52       17       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      66       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      45       13        1        *        *
April 2026 .................................................      40       11        1        *        *
April 2027 .................................................      35        9        *        *        *
April 2028 .................................................      29        7        *        *        *
April 2029 .................................................      24        5        *        *        *
April 2030 .................................................      17        4        *        *        *
April 2031 .................................................      11        2        *        *        *
April 2032 .................................................       4        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.5     10.0      4.6      3.4      2.7

--------------------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   84,484,259.37   $   92,934,006.50
Weighted average mortgage rate ...................       6.0855621573%             6.6797%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                330                 328

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%      6%     18%      24%     30%
-----------------------------------------  ----    ----   -----    -----   -----
$1,881,613...............................  2.2%    4.2%   10.0%    13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                              EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                                 EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G7L9    64,642,131.00  38,573,660.26     2.750000  %  2,458,604.79
A-2     76110G7M7    22,634,334.00           0.00     4.750000  %          0.00
A-3     76110G7N5    22,841,077.00           0.00     5.250000  %          0.00
A-4     76110G7P0    41,961,883.00  41,961,883.00     4.250000  %          0.00
A-5     76110G7Q8    22,814,869.00  13,614,232.58     2.717500  %    867,742.84
A-6     76110G7R6             0.00           0.00     5.782500  %          0.00
A-7     76110G7S4    70,592,117.00  51,354,422.46     2.817500  %  1,814,371.41
A-8     76110G7T2             0.00           0.00     5.682500  %          0.00
A-9     76110G7U9    12,383,589.00           0.00     0.000000  %          0.00
A-10    76110G7V7             0.00           0.00     0.000000  %          0.00
A-11    76110G7W5    37,614,546.00           0.00     5.750000  %          0.00
A-12    76110G7X3    10,000,000.00           0.00     5.750000  %          0.00
A-13    76110G7Y1    13,750,000.00  13,750,000.00     5.750000  %          0.00
A-14    76110G7Z8    31,923,454.00  15,925,419.53     3.067500  %    514,071.89
A-15    76110G8A2             0.00           0.00     5.432500  %          0.00
A-P     76110G8B0     4,587,696.05   2,976,463.40     0.000000  %     63,046.52
A-V     76110G8C8             0.00           0.00     0.184871  %          0.00
R-I     76110G8D6           100.00           0.00     6.000000  %          0.00
R-II    76110G8E4           100.00           0.00     6.000000  %          0.00
M-1     76110G8F1     8,404,200.00   8,194,825.73     6.000000  %      8,926.55
M-2     76110G8G9     3,734,800.00   3,641,754.73     6.000000  %      3,966.92
M-3     76110G8H7     2,240,900.00   2,185,072.34     6.000000  %      2,380.18
B-1     76110G8J3     1,120,500.00   1,092,584.93     6.000000  %      1,190.15
B-2     76110G8K0     1,120,500.00   1,092,584.93     6.000000  %      1,190.15
B-3     76110G8L8     1,120,516.12   1,071,797.28     6.000000  %      1,167.50

-------------------------------------------------------------------------------
                  373,487,312.17   195,434,701.17                  5,736,658.90
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        88,397.97  2,547,002.76            0.00       0.00     36,115,055.47
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       148,615.00    148,615.00            0.00       0.00     41,961,883.00
A-5        30,830.56    898,573.40            0.00       0.00     12,746,489.74
A-6        65,603.58     65,603.58            0.00       0.00              0.00
A-7       120,575.90  1,934,947.31            0.00       0.00     49,540,051.05
A-8       243,184.59    243,184.59            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       65,885.42     65,885.42            0.00       0.00     13,750,000.00
A-14       40,709.35    554,781.24            0.00       0.00     15,411,347.64
A-15       72,095.70     72,095.70            0.00       0.00              0.00
A-P             0.00     63,046.52            0.00       0.00      2,913,416.88
A-V        30,108.54     30,108.54            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        40,974.13     49,900.68            0.00       0.00      8,185,899.18
M-2        18,208.77     22,175.69            0.00       0.00      3,637,787.81
M-3        10,925.36     13,305.54            0.00       0.00      2,182,692.16
B-1         5,462.92      6,653.07            0.00       0.00      1,091,394.78
B-2         5,462.92      6,653.07            0.00       0.00      1,091,394.78
B-3         5,358.99      6,526.49            0.00       0.00      1,070,629.78

-------------------------------------------------------------------------------
          992,399.70  6,729,058.60            0.00       0.00    189,698,042.27
===============================================================================































Run:        04/26/05     10:05:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     596.726309   38.034093     1.367498    39.401591   0.000000  558.692217
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     3.541667     3.541667   0.000000 1000.000000
A-5     596.726309   38.034093     1.351336    39.385429   0.000000  558.692217
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     727.480980   25.702182     1.708065    27.410247   0.000000  701.778798
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-14    498.862671   16.103267     1.275218    17.378485   0.000000  482.759404
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     648.792634   13.742523     0.000000    13.742523   0.000000  635.050111
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.086949    1.062153     4.875435     5.937588   0.000000  974.024795
M-2     975.086949    1.062153     4.875434     5.937587   0.000000  974.024795
M-3     975.086949    1.062154     4.875434     5.937588   0.000000  974.024795
B-1     975.086946    1.062151     4.875431     5.937582   0.000000  974.024795
B-2     975.086946    1.062151     4.875431     5.937582   0.000000  974.024795
B-3     956.521071    1.041931     4.782609     5.824540   0.000000  955.479141

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6 (POOL #  4669)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4669
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,407.52
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,769.45

SUBSERVICER ADVANCES THIS MONTH                                       27,262.08
MASTER SERVICER ADVANCES THIS MONTH                                    5,726.98


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,932,805.65

 (B)  TWO MONTHLY PAYMENTS:                                    4     510,440.76

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,036,855.52


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        352,896.68

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     189,698,042.28

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,145

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 933,321.26

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,523,536.14

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.02214600 %     7.28555600 %    1.66652450 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.75951900 %     7.38351276 %    1.74180250 %

      BANKRUPTCY AMOUNT AVAILABLE                         116,166.00
      FRAUD AMOUNT AVAILABLE                            2,724,603.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,724,603.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39497681
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.70

POOL TRADING FACTOR:                                                50.79102719

Run:        04/26/05     11:15:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G7L9    64,642,131.00  36,115,055.47     2.750000  %  2,506,647.46
A-2     76110G7M7    22,634,334.00           0.00     4.750000  %          0.00
A-3     76110G7N5    22,841,077.00           0.00     5.250000  %          0.00
A-4     76110G7P0    41,961,883.00  41,961,883.00     4.250000  %          0.00
A-5     76110G7Q8    22,814,869.00  12,746,489.74     2.830000  %    884,699.07
A-6     76110G7R6             0.00           0.00     5.670000  %          0.00
A-7     76110G7S4    70,592,117.00  49,540,051.05     2.930000  %  1,849,825.36
A-8     76110G7T2             0.00           0.00     5.570000  %          0.00
A-9     76110G7U9    12,383,589.00           0.00     0.000000  %          0.00
A-10    76110G7V7             0.00           0.00     0.000000  %          0.00
A-11    76110G7W5    37,614,546.00           0.00     5.750000  %          0.00
A-12    76110G7X3    10,000,000.00           0.00     5.750000  %          0.00
A-13    76110G7Y1    13,750,000.00  13,750,000.00     5.750000  %          0.00
A-14    76110G7Z8    31,923,454.00  15,411,347.64     3.180000  %    524,117.18
A-15    76110G8A2             0.00           0.00     5.320000  %          0.00
A-P     76110G8B0     4,587,696.05   2,913,416.88     0.000000  %     71,469.31
A-V     76110G8C8             0.00           0.00     0.181262  %          0.00
R-I     76110G8D6           100.00           0.00     6.000000  %          0.00
R-II    76110G8E4           100.00           0.00     6.000000  %          0.00
M-1     76110G8F1     8,404,200.00   8,185,899.18     6.000000  %     14,326.10
M-2     76110G8G9     3,734,800.00   3,637,787.81     6.000000  %      6,366.48
M-3     76110G8H7     2,240,900.00   2,182,692.16     6.000000  %      3,819.92
B-1     76110G8J3     1,120,500.00   1,091,394.78     6.000000  %      1,910.04
B-2     76110G8K0     1,120,500.00   1,091,394.78     6.000000  %      1,910.04
B-3     76110G8L8     1,120,516.12   1,070,629.78     6.000000  %      1,873.70

-------------------------------------------------------------------------------
                  373,487,312.17   189,698,042.27                  5,866,964.66
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        82,763.67  2,589,411.13            0.00       0.00     33,608,408.01
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       148,615.00    148,615.00            0.00       0.00     41,961,883.00
A-5        30,060.47    914,759.54            0.00       0.00     11,861,790.67
A-6        60,227.16     60,227.16            0.00       0.00              0.00
A-7       120,960.29  1,970,785.65            0.00       0.00     47,690,225.69
A-8       229,948.40    229,948.40            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       65,885.42     65,885.42            0.00       0.00     13,750,000.00
A-14       40,840.07    564,957.25            0.00       0.00     14,887,230.46
A-15       68,323.64     68,323.64            0.00       0.00              0.00
A-P             0.00     71,469.31            0.00       0.00      2,841,947.57
A-V        28,654.15     28,654.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        40,929.50     55,255.60            0.00       0.00      8,171,573.08
M-2        18,188.94     24,555.42            0.00       0.00      3,631,421.33
M-3        10,913.46     14,733.38            0.00       0.00      2,178,872.24
B-1         5,456.97      7,367.01            0.00       0.00      1,089,484.74
B-2         5,456.97      7,367.01            0.00       0.00      1,089,484.74
B-3         5,353.15      7,226.85            0.00       0.00      1,029,199.01

-------------------------------------------------------------------------------
          962,577.26  6,829,541.92            0.00       0.00    183,791,520.54
===============================================================================































Run:        04/26/05     11:15:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     558.692217   38.777302     1.280336    40.057638   0.000000  519.914915
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     3.541667     3.541667   0.000000 1000.000000
A-5     558.692217   38.777302     1.317582    40.094884   0.000000  519.914915
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     701.778799   26.204418     1.713510    27.917928   0.000000  675.574380
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-14    482.759404   16.417935     1.279312    17.697247   0.000000  466.341470
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     635.050110   15.578475     0.000000    15.578475   0.000000  619.471634
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.024795    1.704636     4.870124     6.574760   0.000000  972.320159
M-2     974.024794    1.704635     4.870124     6.574759   0.000000  972.320159
M-3     974.024796    1.704637     4.870124     6.574761   0.000000  972.320159
B-1     974.024791    1.704632     4.870120     6.574752   0.000000  972.320159
B-2     974.024791    1.704632     4.870120     6.574752   0.000000  972.320159
B-3     955.479137    1.672176     4.777397     6.449573   0.000000  918.504417

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6 (POOL #  4669)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4669
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,223.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,555.36

SUBSERVICER ADVANCES THIS MONTH                                       32,352.56
MASTER SERVICER ADVANCES THIS MONTH                                    4,624.60


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,242,419.37

 (B)  TWO MONTHLY PAYMENTS:                                    4     777,963.80

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          9     907,449.75


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        462,090.19

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     183,791,520.54

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,117

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 761,966.23

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,366,815.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.75951900 %     7.49867800 %    1.71505160 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.50009600 %     7.60746014 %    1.77296270 %

      BANKRUPTCY AMOUNT AVAILABLE                         116,166.00
      FRAUD AMOUNT AVAILABLE                            2,724,603.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,724,603.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39568862
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.40

POOL TRADING FACTOR:                                                49.20957541

Run:        04/07/05     11:35:26                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G7L9    64,642,131.00  33,608,408.01     2.750000  %  2,717,588.35
A-2     76110G7M7    22,634,334.00           0.00     4.750000  %          0.00
A-3     76110G7N5    22,841,077.00           0.00     5.250000  %          0.00
A-4     76110G7P0    41,961,883.00  41,961,883.00     4.250000  %          0.00
A-5     76110G7Q8    22,814,869.00  11,861,790.67     2.950001  %    959,148.80
A-6     76110G7R6             0.00           0.00     5.550000  %          0.00
A-7     76110G7S4    70,592,117.00  47,690,225.69     3.050000  %  2,005,492.96
A-8     76110G7T2             0.00           0.00     5.450000  %          0.00
A-9     76110G7U9    12,383,589.00           0.00     0.000000  %          0.00
A-10    76110G7V7             0.00           0.00     0.000000  %          0.00
A-11    76110G7W5    37,614,546.00           0.00     5.750000  %          0.00
A-12    76110G7X3    10,000,000.00           0.00     5.750000  %          0.00
A-13    76110G7Y1    13,750,000.00  13,750,000.00     5.750000  %          0.00
A-14    76110G7Z8    31,923,454.00  14,887,230.46     3.300000  %    568,223.00
A-15    76110G8A2             0.00           0.00     5.200000  %          0.00
A-P     76110G8B0     4,587,696.05   2,841,947.57     0.000000  %    104,124.71
A-V     76110G8C8             0.00           0.00     0.182346  %          0.00
R-I     76110G8D6           100.00           0.00     6.000000  %          0.00
R-II    76110G8E4           100.00           0.00     6.000000  %          0.00
M-1     76110G8F1     8,404,200.00   8,171,573.08     6.000000  %      9,020.73
M-2     76110G8G9     3,734,800.00   3,631,421.33     6.000000  %      4,008.79
M-3     76110G8H7     2,240,900.00   2,178,872.24     6.000000  %      2,405.29
B-1     76110G8J3     1,120,500.00   1,089,484.74     6.000000  %      1,202.70
B-2     76110G8K0     1,120,500.00   1,089,484.74     6.000000  %      1,202.70
B-3     76110G8L8     1,120,516.12   1,029,199.01     6.000000  %      1,136.15

-------------------------------------------------------------------------------
                  373,487,312.17   183,791,520.54                  6,373,554.18
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        77,019.27  2,794,607.62            0.00       0.00     30,890,819.66
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       148,615.00    148,615.00            0.00       0.00     41,961,883.00
A-5        29,160.24    988,309.04            0.00       0.00     10,902,641.87
A-6        54,860.78     54,860.78            0.00       0.00              0.00
A-7       121,212.66  2,126,705.62            0.00       0.00     45,684,732.73
A-8       216,593.11    216,593.11            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       65,885.42     65,885.42            0.00       0.00     13,750,000.00
A-14       40,939.88    609,162.88            0.00       0.00     14,319,007.46
A-15       64,511.33     64,511.33            0.00       0.00              0.00
A-P             0.00    104,124.71            0.00       0.00      2,737,822.86
A-V        27,928.00     27,928.00            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        40,857.87     49,878.60            0.00       0.00      8,162,552.35
M-2        18,157.11     22,165.90            0.00       0.00      3,627,412.54
M-3        10,894.36     13,299.65            0.00       0.00      2,176,466.95
B-1         5,447.42      6,650.12            0.00       0.00      1,088,282.04
B-2         5,447.42      6,650.12            0.00       0.00      1,088,282.04
B-3         5,146.00      6,282.15            0.00       0.00      1,028,362.39

-------------------------------------------------------------------------------
          932,675.87  7,306,230.05            0.00       0.00    177,418,265.89
===============================================================================































Run:        04/07/05     11:35:26
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     519.914915   42.040513     1.191472    43.231985   0.000000  477.874401
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     3.541667     3.541667   0.000000 1000.000000
A-5     519.914915   42.040513     1.278124    43.318637   0.000000  477.874401
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     675.574380   28.409588     1.717085    30.126673   0.000000  647.164792
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-14    466.341470   17.799546     1.282439    19.081985   0.000000  448.541923
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     619.471634   22.696515     0.000000    22.696515   0.000000  596.775120
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.320159    1.073360     4.861601     5.934961   0.000000  971.246799
M-2     972.320160    1.073361     4.861602     5.934963   0.000000  971.246799
M-3     972.320158    1.073359     4.861600     5.934959   0.000000  971.246799
B-1     972.320159    1.073360     4.861598     5.934958   0.000000  971.246799
B-2     972.320159    1.073360     4.861598     5.934958   0.000000  971.246799
B-3     918.771731    1.013952     4.592527     5.606479   0.000000  917.757779

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:26                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6 (POOL #  4669)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4669
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,233.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,556.93

SUBSERVICER ADVANCES THIS MONTH                                       33,218.77
MASTER SERVICER ADVANCES THIS MONTH                                    4,624.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,245,740.28

 (B)  TWO MONTHLY PAYMENTS:                                    4     646,696.99

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     967,982.21


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        796,000.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     177,418,265.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,085

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 761,132.21

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,170,172.27

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.50009600 %     7.72694000 %    1.74554760 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.16984500 %     7.87203717 %    1.83473690 %

      BANKRUPTCY AMOUNT AVAILABLE                         116,166.00
      FRAUD AMOUNT AVAILABLE                            2,724,603.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,724,603.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39679411
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.20

POOL TRADING FACTOR:                                                47.50315743

Run:        04/25/05     12:25:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G7L9    64,642,131.00  30,890,819.66     2.750000  %  3,008,669.19
A-2     76110G7M7    22,634,334.00           0.00     4.750000  %          0.00
A-3     76110G7N5    22,841,077.00           0.00     5.250000  %          0.00
A-4     76110G7P0    41,961,883.00  41,961,883.00     4.250000  %          0.00
A-5     76110G7Q8    22,814,869.00  10,902,641.87     3.150000  %  1,061,883.21
A-6     76110G7R6             0.00           0.00     5.350000  %          0.00
A-7     76110G7S4    70,592,117.00  45,684,732.73     3.250000  %  2,220,301.27
A-8     76110G7T2             0.00           0.00     5.250000  %          0.00
A-9     76110G7U9    12,383,589.00           0.00     0.000000  %          0.00
A-10    76110G7V7             0.00           0.00     0.000000  %          0.00
A-11    76110G7W5    37,614,546.00           0.00     5.750000  %          0.00
A-12    76110G7X3    10,000,000.00           0.00     5.750000  %          0.00
A-13    76110G7Y1    13,750,000.00  13,750,000.00     5.750000  %          0.00
A-14    76110G7Z8    31,923,454.00  14,319,007.46     3.500000  %    629,085.36
A-15    76110G8A2             0.00           0.00     5.000000  %          0.00
A-P     76110G8B0     4,587,696.05   2,737,822.86     0.000000  %     69,282.80
A-V     76110G8C8             0.00           0.00     0.183192  %          0.00
R-I     76110G8D6           100.00           0.00     6.000000  %          0.00
R-II    76110G8E4           100.00           0.00     6.000000  %          0.00
M-1     76110G8F1     8,404,200.00   8,162,552.35     6.000000  %      9,052.02
M-2     76110G8G9     3,734,800.00   3,627,412.54     6.000000  %      4,022.68
M-3     76110G8H7     2,240,900.00   2,176,466.95     6.000000  %      2,413.63
B-1     76110G8J3     1,120,500.00   1,088,282.04     6.000000  %      1,206.87
B-2     76110G8K0     1,120,500.00   1,088,282.04     6.000000  %      1,206.87
B-3     76110G8L8     1,120,516.12   1,028,362.39     6.000000  %        842.03

-------------------------------------------------------------------------------
                  373,487,312.17   177,418,265.89                  7,007,965.93
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        70,791.46  3,079,460.65            0.00       0.00     27,882,150.47
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       148,615.00    148,615.00            0.00       0.00     41,961,883.00
A-5        28,619.43  1,090,502.64            0.00       0.00      9,840,758.66
A-6        48,607.61     48,607.61            0.00       0.00              0.00
A-7       123,729.48  2,344,030.75            0.00       0.00     43,464,431.46
A-8       199,870.71    199,870.71            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       65,885.42     65,885.42            0.00       0.00     13,750,000.00
A-14       41,763.77    670,849.13            0.00       0.00     13,689,922.10
A-15       59,662.53     59,662.53            0.00       0.00              0.00
A-P             0.00     69,282.80            0.00       0.00      2,668,540.06
A-V        27,084.70     27,084.70            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        40,812.76     49,864.78            0.00       0.00      8,153,500.33
M-2        18,137.06     22,159.74            0.00       0.00      3,623,389.86
M-3        10,882.33     13,295.96            0.00       0.00      2,174,053.32
B-1         5,441.41      6,648.28            0.00       0.00      1,087,075.17
B-2         5,441.41      6,648.28            0.00       0.00      1,087,075.17
B-3         5,141.81      5,983.84            0.00       0.00      1,000,672.42

-------------------------------------------------------------------------------
          900,486.89  7,908,452.82            0.00       0.00    170,383,452.02
===============================================================================































Run:        04/25/05     12:25:16
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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6(POOL # 4669) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4669
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     477.874401   46.543471     1.095129    47.638600   0.000000  431.330930
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     3.541667     3.541667   0.000000 1000.000000
A-5     477.874402   46.543472     1.254420    47.797892   0.000000  431.330930
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     647.164792   31.452538     1.752738    33.205276   0.000000  615.712254
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-14    448.541923   19.706055     1.308247    21.014302   0.000000  428.835868
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     596.775120   15.101872     0.000000    15.101872   0.000000  581.673247
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     971.246799    1.077083     4.856234     5.933317   0.000000  970.169716
M-2     971.246799    1.077083     4.856233     5.933316   0.000000  970.169716
M-3     971.246797    1.077081     4.856232     5.933313   0.000000  970.169716
B-1     971.246798    1.077082     4.856234     5.933316   0.000000  970.169716
B-2     971.246798    1.077082     4.856234     5.933316   0.000000  970.169716
B-3     917.757786    0.751466     4.588787     5.340253   0.000000  893.045986

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS6 (POOL #  4669)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4669
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,744.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,076.25

SUBSERVICER ADVANCES THIS MONTH                                       23,030.05
MASTER SERVICER ADVANCES THIS MONTH                                    4,624.99


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,510,223.92

 (B)  TWO MONTHLY PAYMENTS:                                    3     303,719.80

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     754,341.11


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        655,104.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     170,383,452.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,051

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 760,293.85

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,593,439.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.16984500 %     7.99541800 %    1.80642420 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.78876400 %     8.18796857 %    1.89298780 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,744,029.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,744,029.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39114068
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              328.00

POOL TRADING FACTOR:                                                45.61960914